UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 AMENDMENT NO. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2009 (November 30, 2009)

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823

(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 30, 2009 (the “Closing Date”), Sino Gas International Holdings, Inc. (the “Company”) consummated the transaction contemplated by the Securities Purchase Agreement dated November 30, 2009 (“Securities Purchase Agreement”) by and among the Company and the purchasers set forth in Schedule I of the Securities Purchase Agreement (the “Purchasers”), under the terms of which the Purchasers agreed to purchase $5,349,982 of the 8% Senior Secured Convertible Notes (the “Notes”) and warrants (the “Warrants”) to purchase 3,451,601 shares of the Company’s common stock par value $.001.  The Securities Purchase Agreement provides that the Company may issue up to $10 million of Notes, subject to a 20% overallotment option in the Company’s sole discretion.  A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Amendment No. 1 to Form 8-K and incorporated herein by reference.

The Notes bear interest at 8% per annum payable quarterly, and have a maturity date of November 30, 2012.   At maturity, subject to certain exceptions, the Company will be required to repay the accreted principal amount of the Notes.  The Notes are convertible at the option of the holders into shares of common stock.  On or prior to the maturity date, the number of shares of common stock issuable upon a conversion equals the quotient obtained by dividing (x) the outstanding principal amount of the Notes as of the conversion date by (y) the conversion price of $0.62, subject to certain adjustments. After the Maturity Date, the number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing (x) the then outstanding principal amount of the Notes together with all accrued and unpaid interest thereon as of the conversion date by (y) the conversion price of $0.62, subject to certain adjustments.  The Warrants are exercisable until November 30, 2012 at an exercise price of $0.744, subject to certain adjustments and have a cashless exercise feature if a registration statement covering all of the shares of common stock issuable upon exercise of the Warrants is not effective upon the 18-month anniversary of the issue date of the Warrants.

The Notes are secured by the pledge of 100% of the shares of Gas Investment China Co., Ltd., an International Business Company incorporated in the British Virgin Islands and a wholly owned subsidiary of the Company pursuant to a pledge agreement dated November 30, 2009 (the “Pledge Agreement”) and a guaranty dated November 30, 2009 (the “Guaranty”) from Mr. Yuchuan Liu, the Chairman of the Board of Directors and the Chief Executive Officer of the Company.  A copy of the Pledge Agreement was filed as Exhibit 10.2 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference and a copy of the Guaranty was filed as Exhibit 10.3 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference.

Upon an event of default (including default in any payment of interest on or principal of the Notes, failure to observe any other covenant or agreement in the Notes or other transaction documents and certain events of bankruptcy and insolvency), the principal and accrued and unpaid interest, including any additional amounts owing in respect of the Notes, will be due and payable at the option of the holder of the Notes.  In addition, the Notes shall bear interest at a rate equal to the lower of eighteen percent (18%) or the highest rate permitted by law upon the occurrence of an event of default on the unpaid principal amount of the Note outstanding from time to time through the date on which the event of default ceases to exist.

Holders of the Notes may require the Company to repurchase the Notes in whole or in part at an amount equal to 100% of the aggregate principal amount of the Notes plus a premium such that the total cash yield to maturity of the Note is 15% per annum, subject to certain adjustments (the “Early Redemption Amount”), upon the occurrence of any change of control transaction or if the common stock of the Company ceases to be quoted for trading or listed for trading on either the OTC Bulletin Board or a subsequent market and such delisting is not cured within 30 days.  In addition, the Company may redeem either 50% or 100% of the outstanding principal amount of the Notes on or after November 30, 2010 at the Early Redemption Amount.

The Notes are issued in a private transaction pursuant to the “safe harbor” for the private offering exemption under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder to accredited investors as defined under Rule 501(a) of the Securities Act.

The Company intends to use the proceeds from the Notes for the following purposes: (i) approximately $2 million for developing the coal-bed methane project and industrial projects; (ii) approximately $1 million for developing the Qujing project and other projects; and (iii) the remainder for working capital and SG&A expenses for existing projects.

In addition, on the Closing Date, the Company, pursuant to the Securities Purchase Agreement, entered into the Pledge Agreement with the holders of the Notes and McMillan, Constabile, Maker & Perone, LLP as collateral agent, and a designated lead investor and the holders of a majority of the outstanding common stock of the Company on the Closing Date entered into a Voting Agreement. Furthermore, the Company and certain of its executive officers entered into a Lock-Up Agreement and Mr. Yuchuan Liu, the Chairman of the Board of Directors and the Chief Executive Officer of the Company, signed the Guaranty. The Pledge Agreement, the Voting Agreement, the Lock-up Agreement and the Guaranty are described as follows:

Pledge Agreement

On the Closing Date, the Company, pursuant to the Securities Purchase Agreement, entered into the Pledge Agreement with the holders of the Notes and McMillan, Constabile, Maker & Perone, LLP as collateral agent, under the terms of which the Company, as the sole shareholder of GAS Investment China Co., Ltd., a British Virgin Islands company (“GAS Investment”) has agreed to pledge any and all shares of GAS Investment as security for the full and punctual observance and performance of the covenants and agreements contained in the Pledge Agreement and in the Notes.  The term of the Pledge Agreement shall terminate on the earlier of (1) the date on which the Company is listed on a major stock exchange (NASDAQ, NYSE, or NYSE Amex Equities) and (2) for so long as at least $1,000,000 of the Notes remain unconverted and outstanding.

A copy of the Pledge Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference.

Voting Agreement

On the Closing Date, a designated lead investor (the “Lead Investor”) and the holders of a majority of the outstanding common stock of the Company (the “Shareholders”) entered into a Voting Agreement (the “Voting Agreement”), under the terms of which each of the Shareholders agrees to vote, or cause to be voted, at any meeting of stockholders of the Company all shares of common stock of the Company owned by such Shareholder or act by written consent of stockholders in lieu of a meeting, in favor of the election to the Board of Directors of the Company of one person designated by the Lead Investor on behalf of the Purchasers.  The Voting Agreement shall terminate and will cease to be of any further force or effect when less than $1,000,000 of the Notes remain outstanding.

A copy of the Voting Agreement is filed as Exhibit 10.4 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference.

Lock-Up Agreement

In addition, Mr. Yuchuan Liu, will be subject to Lock-Up Agreements until the earlier of two years after November 30, 2009 or 180 days following the date on which the Company’s listing on a major stock exchange (NASDAQ, NYSE, or NYSE Amex Equities) becomes effective.

Under the Lock-Up Agreement, Mr. Yuchuan Liu has agreed not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer or engage in specified other transactions in respect of shares of common stock or any securities convertible into shares of common stock.

The form of Lock-Up Agreement is filed as Exhibit 10.5 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference.

Guaranty

On the Closing Date, pursuant to the Securities Purchase Agreement, Mr. Yuchuan Liu, the Chairman of the Board of Directors and the Chief Executive Officer of the Company signed the Guaranty, under the terms of which Mr. Liu guarantees the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the obligations of the Company under the Securities Purchase Agreement, the Pledge Agreement and the Notes (collectively, the “Obligations”) and agrees to pay any and all reasonable costs, fees and expenses incurred by the Collateral Agent (as defined in the Pledge Agreement) and the Purchasers in enforcing any rights under the Guaranty.

A copy of the Guaranty is filed as Exhibit 10.3 to the Company’s Form 8-K filed December 4, 2009 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated November 30, 2009 by and among the Company and Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: January 19, 2010	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer